Exhibit 99.1

ABTC Hires Veteran Chief Financial Officer as Company Prepares for Commercial Scale Manufacturing Operations

Seasoned CFO Jesse Deutsch joins ABTC bringing over 25 years of financial leadership experience with global brands, rapid growth of operations, and M&A with Strategic Partners

Reno, Nev., May 22, 2023 — American Battery Technology Company (ABTC) (OTCQX: ABML), an American critical battery materials company that is commercializing both its primary minerals manufacturing and secondary minerals lithium-ion battery recycling technologies, is pleased to announce the appointment of Jesse Deutsch as its new Chief Financial Officer.

“As we ramp up our commercial scale manufacturing operations over the coming months, we are excited to have such an experienced leader as Jesse join ABTC in this pivotal time to help drive our growth and financial path forward,” stated ABTC CEO Ryan Melsert. “We have an immense number of financial and strategic opportunities in front of us, and with this enhanced leadership team we are looking forward to driving them to execution.”

Deutsch, a seasoned financial executive leader, brings over 25 years of finance experience in world-class multinational corporations in the U.S. and abroad. He has led several businesses through transformative high-growth phases and has completed more than 75 M&A transactions with strategic partners. He joins ABTC with nearly 20 years serving in the role as Chief Financial Officer with global brands such as Kraft Foods and Aramark Inc., and over the course of his tenure has served in executive financial leadership roles at companies such as Visa, Philip Morris, and Altria.

“I am very excited to be joining ABTC at this inflection point,” shared incoming ABTC CFO Jesse Deutsch. “The company is poised for growth in this rapidly expanding field. I look forward to partnering with Ryan and the executive team, and leading finance to support this growth.”

Deutsch has in-depth experience in establishing transformative finance processes and has led large systems implementations. He has an MBA from New York University and a Bachelor of Science in economics from The Wharton School of the University of Pennsylvania.

In his role as CFO at ABTC, Deutsch will oversee all financial operations of the company including executing strategic financial growth strategies to accelerate the commercialization of the company’s battery recycling and battery metals manufacturing operations. He will also have responsibility for corporate functions including financial planning and analysis, accounting and controls, risk management, financial performance and revenue growth, investor relations, and reporting and compliance.

The company has made significant progress in accelerating towards commercialization in each of its three core businesses of lithium-ion battery recycling, battery resource mineral development, and primary battery metals manufacturing. ABTC has expanded its lithium-ion battery recycling business by securing a move-in ready 137,000 square foot commercial lithium-ion battery recycling facility and has executed a term sheet agreement for a $20M pre-payment purchase of some of this facilities’ first recycled metal products. ABTC recently announced a third-party assessment that concluded that its Tonopah Flats Lithium Resource is one of the largest known lithium resources in the United States. To bring this immense lithium-resource to market utilizing its first-of-kind process technologies, the company engaged global EPC firm Black & Veatch to support the design, construction, and commissioning of its commercial scale lithium hydroxide refinery, funded in part by a $57M grant from the U.S. Department of Energy.

Deutsch is well positioned to lead ABTC financial operations through its next level of growth and commercial scale revenue generation.

About American Battery Technology Company

American Battery Technology Company provides a key source of domestically manufactured critical battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. The company’s ESG-principled focus works to create a closed-loop circular economy for battery metals with ethical and environmentally sustainable sourcing of critical and strategic materials. Through its three divisions, lithium-ion battery recycling, primary metal extraction technologies and primary resource development, the company is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals. www.americanbatterytechnology.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556